Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of BofI Holding, Inc. on Form S-1 of our report dated October 13, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
December 16, 2004